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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                        Date of Report: January 9, 1997


                         CHASE CREDIT CARD MASTER TRUST
            (formerly known as "Chemical Master Credit Card Trust I"
          Series 1995-1, Series 1995-2, Series 1995-3, Series 1996-1,
                        Series 1996-2 and Series 1996-3)
       ------------------------------------------------------------------
                             (Issuer of Securities)

          THE CHASE MANHATTAN BANK (formerly known as 'Chemical Bank')
                             (Sponsor of the Trust)
             (Exact name of registrant as specified in its charter)




     New York                  33-94190                  13-4994650
  ---------------            -------------             ---------------
  (State or other            (Commission               (IRS Employer
  jurisdiction of            File Number)              Identification No.)
  incorporation)

               270 Park Avenue, New York               10017
        ----------------------------------------     ----------
        (Address of principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code:  (212)  270-6000


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Item 5.  Other Events.
         -------------

     On or about December 16, 1996 Monthly Interest as defined in the Pooling and Servicing Agreement dated as of October 19, 1995 (the "Agreement") between The Chase Manhattan Bank (formerly known as 'Chemical Bank') and The Bank of New York, as Trustee (the "Trustee"), was distributed to holders ("Certificateholders") of participations in the Chase Credit Card Master
Trust (formerly known as "Chemical Master Credit Card Trust I") for
Series 1995-1, 1995-2, 1995-3, 1996-1, 1996-2 and 1996-3 in accordance with the Agreement. A copy of the applicable Monthly Report for the month ended November 30, 1996, as defined in the Agreement, has been furnished to each Certificateholders in accordance with the Agreement. Copies of those Monthly Reports are being filed as Exhibit 20.1 to this Current Report on Form 8-K.

Excess spread for Series 1996-3 of Chase Credit Card Master Trust ("CHAMT") was -0.05% for November 1996. Lower yield and higher net charge-offs, relative to the previous month, are responsible for the decline in excess spread. Although excess spread for Series 1996-3 was negative in November 1996, 3 month average excess spread in November remained positive for Series 1996-3. Excess spread and 3 month average excess spread in November 1996 were positive for all other outstanding public issuances of CHAMT. It is the opinion of The Chase Manhattan Bank as Servicer that since this one month decline in excess spread is related to the coincidence of several one-time factors, there is no increased risk of early amortization of any series.

Portfolio yield for CHAMT decreased in November primarily due to two factors. There was one less collections reporting day in the monthly period due to November ending on a Saturday. In instances where the last day of the month is a Saturday, First Data Resources ("FDR") does not post Saturday collections until the following monthly period. In addition, there is an historical trend since 1992 in the credit card portfolio of Chemical Bank, which bank was the transferor of receivables comprising approximately 78% of CHAMT, of reduced collections in November of each year.

Losses for CHAMT increased in November primarily due to: (a) the effect of bankruptcy losses related to certain accounts added to CHAMT as of September 1, 1996; and (b) a one-time impact on collection performance related to the conversion of certain data processing and administrative systems of The Chase Manhattan Bank's credit card portfolio to the FDR platform as of October 20, 1996.

Credit card net charge-offs as a percentage of The Chase Manhattan Corporation's (the "Corporation") average managed credit card receivables have begun to stabilize and Management believes that net charge-offs as a percentage of the Corporation's average managed credit card receivables will be lower than 5% for the full year 1996. Because the CHAMT portfolio comprises only a portion of the Corporation's managed credit card portfolio, actual loss experience for CHAMT for the full year 1996 may be higher than that of the Corporation's managed credit card portfolio.

The forward-looking statements contained in this release are subject to risks and uncertainties. The actual performance results for CHAMT may differ materially from those set forth in such forward-looking statements. Reference is made to the Registration Statement under the Securities Act of 1933 filed with the Securities and Exchange Commission by the Bank on behalf of CHAMT and the reports filed with such commission for a discussion of factors that may cause such difference to occur.

Item 7(c).  Exhibits
            --------

            Exhibit No.           Description
            -----------            -----------

              20.1 Monthly Reports with respect to the December 16, 1996 distribution

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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 THE CHASE MANHATTAN BANK
                                                 As Servicer


                                                 By: /s/Richard L. Craig
                                                    --------------------
                                                 Name:  Richard L. Craig
                                                 Title: Managing Director

Dated:  January 9, 1997

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                               INDEX TO EXHIBITS
                               -----------------


           Exhibit Nos.                 Description
           -----------                  -----------

            20.1 Monthly Reports with respect to the December 16, 1996 distribution